UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): August 6, 2007
SOURCEFIRE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1-33350 (Commission File Number)	52-2289365 (I.R.S. Employer Identification No.)

9770 Patuxent Woods Drive Columbia, Maryland (Address of Principal Executive Offices)	21046 (Zip Code)
Registrant’s telephone number including area code: 410-290-1616
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(b) On August 6, 2007, Joseph M. Boyle resigned as General Counsel and Secretary of Sourcefire, Inc. (the “Company”) effective as of September 4, 2007.
(e) In connection with Mr. Boyle’s separation, the Company has agreed to continue paying Mr. Boyle an amount equal to his current salary plus bonus through the completion of 2007 and to accelerate the vesting, effective as of September 4, 2007, of 21,167 shares of stock issuable upon exercise of a stock option held by Mr. Boyle. The Company has additionally agreed to pay for Mr. Boyle’s health coverage during this same period. In return, Mr. Boyle has agreed to provide transitional services to the Company on a part time basis as an independent contractor from September 4, 2007 through the end of 2007.
Item 8.01. Other Events
On August 6, 2007, the Board of Directors of the Company appointed Douglas W. McNitt to serve as General Counsel and Secretary of the Company, effective September 4, 2007. On August 10, 2007, the Company issued a press release announcing Mr. McNitt’s appointment and this press release is filed herewith as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits

Exhibit No.
99.1	Press Release dated August 10, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOURCEFIRE, INC.
By:	/s/ E. Wayne Jackson III
	Name:	E. Wayne Jackson III
	Title:	Chief Executive Officer

Date: August 10, 2007